AMENDMENT NO. 1 TO
                     AGREEMENT OF MERGER OF JANUARY 26, 2000
                   BETWEEN STARFEST, INC. AND CONCIERGE, INC.


        Starfest, Inc. and Concierge, Inc. amend their Agreement of Merger of January 26, 2000 as follows:

        1. In the second paragraph of Paragraph 1, "78 million shares" is stricken and "96,957,713 shares" is substituted therefor.

        2. The last paragraph of Paragraph 1 is stricken.

        3. In Paragraph 3.2, "895,276 shares" is stricken and "1,376,380 shares" is substituted therefor.

        4. The first sentence of Paragraph 3.7 is stricken and the following sentence is substituted therefor:

                      Attached  hereto  as  Exhibit  3.7 are  audited  financial statements of CONCIERGE for the periods ended June 30, 1998 and June 30, 1999, an unaudited balance sheet as of March 31, 2000, and unaudited statements of operations for the interim nine months ended March 31, 2000 and March 31, 1999 and the period from inception (September 20, 1996) to March 31, 2000.

        5. Paragraph 3.8 is amended to eliminate the name "G. Robert Knauss" and to add the following names: "F. Patrick Flaherty, Donald V. Fluken, Herbert Marcus III, Harry F. Camp, David W.
Neibert and Samuel C.H. Wu."

        6. The first sentence in Paragraph 7.1 is amended to strike "April 15, 2000" and to substitute "September 30, 2000" therefor.

        7. In Paragraph 7.1(e) the number and words "78 million shares" are stricken in two places and the number and word "96,957,713 shares" are substituted therefor.

        8. In Paragraph 10.1 the words "to register its Common Stock with the SEC on SEC Form 10-SB and" are stricken.

        9. Paragraph 10.3 is stricken.


Dated:         August 1, 2000


CONCIERGE, INC.                             STARFEST, INC.


By /s/ Allen E. Kahn                        By /s/ Michael Huemmer
   -------------------------------             ---------------------------------
   Allen E. Kahn, President                    Michael Huemmer, President



                                                                     Exhibit 2.2
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